                                                                  EXHIBIT 99.B15


                Fund:                                 (the "Fund")
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              Series:                                 (the "Series")
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                           AMENDED AND RESTATED 12b-1 PLAN

               Pursuant to the provisions of Rule 12b-1 under the Investment Company Act of 1940 (the "Act"), this Amended and Restated 12b-1 Plan (the "Plan") has been adopted for the Fund on behalf of the Series (both as noted and defined above) by a majority of the members of the Fund's Board of Trustees, including a majority of the trustees who are not "interested persons" of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the "Qualified Trustees") at a meeting called for the purpose of voting on this Plan.

               1. Compensation. The Fund will pay to Kemper Distributors, Inc. ("KDI") at the end of each calendar month a distribution services fee computed at the annual rate of [._____ of 1%] of the Fund's average daily net assets attributable to the Series. KDI may compensate various financial services firms appointed by KDI ("Firms") in accordance with the provisions of the Fund's Administration, Shareholder Services and Distribution Agreement (the "Distribution Agreement") for sales of shares at the fee levels provided in the Fund's prospectus from time to time. KDI may pay other commissions, fees or concessions to Firms, and may pay them to others in its discretion, in such amounts as KDI may determine from time to time. The distribution services fee for the Series shall be based upon the average daily net assets of the Series, and such fee shall be charged only to the Series. For the month and year in which this Plan becomes effective or terminates, there shall be an appropriate proration of the distribution services fee set forth herein on the basis of the number of days that the Plan, the Distribution Agreement, and any other agreement related to the Plan, is in effect during the month and year, respectively.

               2. Periodic Reporting. KDI shall prepare reports for the Board of Trustees of the Fund on a quarterly basis showing amounts paid to the various Firms and such other information as from time to time shall be reasonably requested by the Board of Trustees.

               3. Continuance. This Plan shall continue in effect indefinitely, provided that such continuance is approved at least annually by a vote of a majority of the trustees, and of the Qualified Trustees, cast in person at a meeting called for such purpose or by vote of at least a majority of the outstanding voting securities of the Series.

               4. Termination. This Plan may be terminated at any time without penalty with respect to the Series by vote of a majority of the Qualified Trustees or by vote of the majority of the outstanding voting securities of the Series.

               5. Amendment. This Plan may not be amended to increase materially the amount to be paid to KDI by the Fund for distribution services with respect to the Series without the vote of a majority of the outstanding voting securities of the Series. All material amendments to this Plan must in any event be approved by a vote of a majority of the trustees, and of the Qualified Trustees, cast in person at a meeting called for such purpose.

               6. Selection of Non-Interested Trustees. So long as this Plan is in effect, the selection and nomination of those trustees who are not interested persons of the Fund will be committed to the discretion of the trustees who are not themselves interested persons.

               7. Recordkeeping. The Fund will preserve copies of this Plan, the Distribution Agreement, and all reports made pursuant to Paragraph 2 above for a period of not less than six (6) years from the date of this Plan, the Distribution Agreement, or any such report, as the case may be, the first two (2) years in an easily accessible place.

               8. Limitation of Liability. Any obligation of the Fund hereunder shall be binding only upon the assets of the Series and shall not be binding on any trustee, officer, employee, agent, or shareholder of the Fund. Neither the authorization of any action by the trustees or shareholders of the Fund nor the adoption of the Plan on behalf of the Fund shall impose any liability upon any trustee or upon any shareholder.

               9. Definitions. The terms "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Act and the rules and regulations thereunder.

               10. Severability; Separate Action. If any provision of this Plan shall be held or made invalid by a court decision, rule or otherwise, the remainder of this Plan shall not be affected thereby. Action shall be taken separately for the Series as the Act or the rules thereunder so require.


          Adopted       (Amended and restated July  , 1998)
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                                                                   EXHIBIT 99.b6

                       ADMINISTRATION, SHAREHOLDER SERVICES AND
                                DISTRIBUTION AGREEMENT


          AGREEMENT made this _____ day of July, 1998, by and between [NAME OF FUND], a Massachusetts business trust (the "Fund"), and KEMPER DISTRIBUTORS, INC., a Delaware corporation ("KDI").

          In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

          1. The Fund hereby appoints KDI to act as administrator, distributor and principal underwriter for the distribution of shares of beneficial interest (hereinafter called "shares") of the Fund in jurisdictions wherein shares of the Fund may legally be offered for sale; provided, however, that the Fund in its absolute discretion may (a) issue or sell shares directly to holders of shares of the Fund upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise; or (b) issue or sell shares at net asset value to the shareholders of any other investment company, for which KDI shall act as exclusive distributor, who wish to exchange all or a portion of their investment in shares of such other investment company for shares of the Fund.

                    KDI shall appoint various broker-dealers and other
               financial services firms ("Firms") to provide a cash management service for their clients through the Fund. The Firms shall provide such office space and equipment, telephone facilities, personnel, literature distribution, advertising and promotion as is necessary or beneficial for providing information and services to potential and existing shareholders of the Fund and to assist the Fund's shareholder service agent in servicing accounts of the Firm's clients who own Fund shares ("clients"). Such services and assistance may include, but are not limited to, establishment and maintenance of shareholder accounts and records, processing purchase and redemption transactions, automatic investment in Fund shares of client account cash balances, answering routine client inquiries regarding the Fund, assistance to clients in changing dividend options, account designations and addresses, and such other services as the Fund or KDI may reasonably request. KDI may also provide some of the above services for the Fund directly.

                    KDI accepts such appointment and agrees during the term
               hereof to render such services and to assume the obligations herein set forth for the compensation herein provided. KDI shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. It is understood and agreed that KDI, by separate agreement with the Fund, may also serve the Fund in other capacities. The services of KDI to the Fund under this Agreement are not to be deemed exclusive, and KDI shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

                    In carrying out its duties and responsibilities
               hereunder, KDI will, pursuant to separate administration services and selling group agreements ("services agreements"), appoint various Firms to provide administrative, distribution and other services contemplated hereunder directly to or for the benefit of existing and potential shareholders who may be clients of such Firms. Such Firms shall at all times be deemed to be independent contractors retained by KDI and not the Fund. KDI and not the Fund will be responsible for the payment of compensation to such Firms for such services.

                    KDI will use its best efforts with reasonable
               promptness to sell such part of the authorized shares of the Fund remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933 ("Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable federal and state laws and regulations and to the Fund's Agreement and Declaration of Trust. The price the Fund shall receive for all shares purchased from the Fund shall be the net asset value used in determining the public offering price applicable to the sale of such shares.

          2,        KDI shall sell shares of the Fund to or through
               qualified Firms in such manner, not inconsistent with the provisions hereof and the then effective registration statement of the Fund under the Securities Act (and related prospectus), as KDI may determine from time to time, provided that no Firm or other person shall be appointed and authorized to act as agent of the Fund without the prior consent of the Fund. In addition to sales made by it as agent of the Fund, KDI may, in its discretion, also sell shares of the Fund as principal to persons with whom it does not have services agreements.

                    Shares of any series of the Fund offered for sale or
               sold by KDI shall be so offered or sold at a price per share determined in accordance with the then current prospectus relating to the sale of such shares except as departure from such prices shall be permitted by the rules and regulations of the Securities and Exchange Commission; provided, however, that any public offering price for shares of the Fund shall be the net asset value per share. The net asset value per share of the Fund shall be determined in the manner and at the times set forth in the then current prospectus of the Fund relating to such shares.

                    KDI will require each Firm to conform to the provisions
               hereof and the Registration Statement (and related prospectus) at the time in effect under the Securities Act with respect to the public offering price of the Fund's shares, and neither KDI nor any such Firms shall withhold the placing of purchase orders so as to make a profit thereby.

          3. The Fund will use its best efforts to keep effectively registered under the Securities Act for sale as herein contemplated such shares as KDI shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered. Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of shares whenever, in its sole discretion, it deems such action to be desirable.

          4. The Fund will execute any and all documents and furnish any and all information that may be reasonably necessary in connection with the qualification of its shares for sale (including the qualification of the Fund as a dealer where necessary or advisable) in such states as KDI may reasonably request (it being understood that the Fund shall not be required without its consent to comply with any requirement which in its opinion is unduly burdensome). The Fund will furnish to KDI from time to time such information with respect to the Fund and its shares as KDI may reasonably request for use in connection with the sale of shares of the Fund.

          5. KDI shall issue and deliver or shall arrange for various Firms to issue and deliver on behalf of the Fund such confirmations of sales made by it pursuant to this Agreement as may be required. At or prior to the time of issuance of shares, KDI will pay or cause to be paid to the Fund the amount due the Fund for the sale of such shares. Certificates shall be issued or shares registered on the transfer books of the Fund in such names and denominations as KDI may specify.

          6. KDI shall order shares of the Fund from the Fund only to the extent that it shall have received purchase orders therefor. KDI will not make, or authorize Firms or others to make, any short sales of shares of the Fund. KDI, as agent of and for the account of the Fund, may repurchase the shares of the Fund at such prices and upon such terms and conditions as shall be specified in the current prospectus of the Fund. In selling or reacquiring shares of the Fund for the account of the Fund, KDI will in all respects conform to the requirements of all state and federal laws and the Rules of Fair Practice of the National Association of Securities Dealers, Inc., relating to such sale or reacquisition, as the case may be, and will indemnify and save harmless the Fund from any damage or expense on account of any wrongful act by KDI or any employee, representative or agent of KDI. KDI will observe and be bound by all the provisions of the Fund s Agreement and Declaration of Trust (and of any fundamental policies adopted by the Fund pursuant to the Investment Company Act of 1940 (the "Investment Company Act"), notice of which shall have been given to KDI) which at the time in any way require, limit, restrict prohibit or otherwise regulate any action on the part of KDI hereunder.

          7. The Fund shall assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by KDI under this Agreement or the Fund's Amended and Restated 12b-1 Plan (the "Plan"). The Fund will pay or cause to be paid expenses (including the fees and disbursements of its own counsel) and all taxes and fees payable to the federal, state or other governmental agencies on account of the registration or qualification of securities issued by the Fund or otherwise. The Fund will also pay or cause to be paid expenses incident to the issuance of shares of beneficial interest, such as the cost of share certificates, issue taxes, and fees of the transfer agent. KDI will pay all expenses (other than expenses which one or more Firms may bear pursuant to any agreement with
               KDI) incident to the sale and distribution of the shares issued or sold hereunder including, without limiting the generality of the foregoing, all expenses of printing and distributing any prospectus and of preparing, printing and distributing or disseminating any other literature, advertising and selling aids in connection with the offering of the shares for sale (except that such expenses need not include expenses incurred by the Fund in connection with the preparation, typesetting, printing and distribution of any registration statement, prospectus or report or other communication to shareholders in their capacity as such) and expenses of advertising in connection with such offering.

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          8. This Agreement shall become effective on the date hereof and shall continue until July _____, 1999 and shall continue from year to year thereafter only so long as such continuance is approved in the manner required by the Investment Company Act.

                    This Agreement shall automatically terminate in the
               event of its assignment and may be terminated at any time without the payment of any penalty by the Fund or by KDI on
               (60) days' written notice to the other party. The Fund may effect termination by a vote of (i) a majority of the trustees who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan, this Agreement or in any other agreement related to the Plan, or (ii) a majority of the outstanding voting securities of the Fund.

                    All material amendments to this Agreement must be
               approved by a vote of a majority of the Board of Trustees of the Fund, including the trustees who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan, this Agreement or in any other agreement related to the Plan, cast in person at a meeting called for such purpose.

                    The terms "assignment," "interested person" and "vote
               of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act and the rules and regulations thereunder.

                    KDI shall receive such compensation for its
               distribution services as set forth in the Plan. Termination of this Agreement shall not affect the right of KDI to receive payments on any unpaid balance of the compensation earned prior to such termination, as set forth in the Plan.

          9. KDI will not use or distribute or authorize the use, distribution or dissemination by Firms or others in connection with the sale of Fund shares any statements, other than those contained in the Fund's current prospectus, except such supplemental literature or advertising as shall be lawful under federal and state securities laws and regulations. KDI will furnish the Fund with copies of all such material.

          10. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

          11. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

          12. All parties hereto are expressly put on notice of the Fund's Agreement and Declaration of Trust and all amendments thereto, all of which are on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund hereunder are not binding upon any of the trustees, officers or shareholders of the Fund individually but are binding upon only the assets and property of the Fund. With respect to any claim by KDI for recovery of any liability of the Fund arising hereunder allocated to a particular series, whether in accordance with the express terms hereof or otherwise, KDI shall have no recourse against the assets of any other series for such purpose.

          13. This Agreement shall be construed in accordance with applicable federal law and with the laws of The Commonwealth of Massachusetts.

          14. This Agreement is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof.

                           [SIGNATURES APPEAR ON NEXT PAGE]

          IN WITNESS WHEREOF, the Fund and KDI have caused this Agreement to be executed as of the day and year first above written.

                                             [NAME OF FUND]

                                             By:
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                                             Title:
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          ATTEST:


          By:
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                                             KEMPER DISTRIBUTORS, INC.


                                             By:
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          ATTEST:


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